Exhibit 23.02

CONSENT OF COHEN & COMPANY, LTD.

We consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of Global Macro Trust of our report dated April 27, 2018 on the consolidated statement of financial condition of Millburn Ridgefield Corporation and subsidiary as of December 31, 2017 which appears in such Prospectus. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Cohen & Company, ltd.

Hunt Valley, Maryland

February 11, 2019